EXHIBIT 10.9

                           MANAGEMENT AGREEMENT
                           --------------------


      THIS MANAGEMENT AGREEMENT (this "Agreement") is made as of this 17th day of June, 1997 by and among RCN Operating Services, Inc., a New Jersey corporation ("RCN Operating"), BecoCom, Inc., a Massachusetts corporation ("BecoCom"), and RCN-BecoCom, LLC, a Massachusetts limited liability company (the "Company").

      WHEREAS, RCN Telecom Services of Massachusetts, Inc., a Massachusetts corporation ("RCN-Sub"), and BecoCom have entered into that certain Amended and Restated Operating Agreement of the Company of even date herewith (the "Operating Agreement"), setting forth the terms and conditions that will govern the operation of the Company; and

      WHEREAS, Boston Edison Company, a Massachusetts corporation, and C-Tec Corporation, a Delaware corporation, have each executed instruments of adherence with respect to certain provisions hereof; and

      WHEREAS, the Company desires to retain RCN Operating to perform certain management services for the Company, upon the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Retention. The Company hereby retains RCN Operating, and RCN Operating hereby agrees, to perform management services for the Company, upon the terms and subject to the conditions set forth in this Agreement. RCN Operating shall, at all times, use its best efforts in performing its obligations under this Agreement.

      2. Term. (a) The term of this Agreement (the "Term") shall commence on the date hereof and unless extended or sooner terminated in accordance with this Section 2 or Section 11 hereof, continue until December 31, 2001.

            (b) The Term shall automatically be extended for successive three year periods unless, no later than 90 days prior to the end of the initial five-year Term or any three-year extension thereof, BecoCom, on behalf of the Company, gives written notice of its objection (the "Objection Notice") to RCN Operating's continued service as manager (the "Manager"). Such Objection Notice shall include a proposal for a new manager of the Company's business (the "New Manager") and a description of the terms and conditions under which such New Manager would be retained.

            (c) Upon RCN Operating's receipt of the Objection Notice, RCN Operating shall have 30 days to either (i) accept the New Manager proposed by BecoCom, (ii) propose its own New Manager by written notice to BecoCom, which shall include a description of the terms and conditions under which such New Manager would be retained, or (iii) insist on remaining as Manager. If RCN Operating elects to take either of the actions set forth in clauses (ii) or
(iii) above, RCN Operating and BecoCom shall have 30 days to resolve the dispute. If RCN Operating and BecoCom cannot resolve the dispute within such 30 days, the party which, together with its respective Affiliates (as defined in the Operating Agreement), has the lower Investment Percentage (as defined in the Operating Agreement) (the "Minority Member") shall have the right to sell to the party with the higher Investment Percentage (the "Majority Member"), and the Majority Member shall have the obligation to purchase, the Minority Member's membership interest ("Interest") in the Company at a price to be determined as follows (provided that RCN Operating and its Affiliates shall not have such right to sell if they become a Minority Member because of a failure to satisfy an obligation to make capital contributions in accordance with the Operating Agreement):

                  (i)   Selection of Appraisers.   Each of RCN-Sub and BecoCom
                        shall designate by written notice to the Company and each other a firm of recognized national standing familiar with appraisal techniques applicable to assets of the type being evaluated to serve as an appraiser (an "Appraiser") pursuant to this Section 2 (the firms designated by RCN-Sub and BecoCom being referred to herein as "RCN-Sub Appraiser" and the "BecoCom Appraiser," respectively) within five business days after the failure to reach agreement in accordance with the terms of this paragraph (c). In the event that either Appraiser is not designated within the foregoing time period, the other Appraiser will serve as the only Appraiser, and its appraisal will be binding on both RCN-Sub and BecoCom for purposes of this paragraph (c).

                  (ii)  Evaluation Procedures.   Each Appraiser shall be
                        directed to determine the fair market value (the "Fair Market Value") of the Minority Member's Interest.
                        Each Appraiser will also be directed to deliver a certificate (an "Appraiser's Certificate") setting forth such Appraiser's valuation of the Minority Member's Interest to both RCN-Sub and BecoCom on or before the 30th day after their respective designation (the "Certificate Date"), upon the conclusion of its evaluation, and each Appraiser's Certificate once delivered may not be retracted or modified in any respect. Each Appraiser will keep confidential all information disclosed by the Company in the course of conducting its evaluation, and, to that end, will execute such customary documentation as the Company may reasonably request with respect to such confidentiality obligation. Each of RCN-Sub and BecoCom will cooperate in causing the Company to provide each Appraiser with such information within the Company's possession that may be reasonably requested in writing by the Appraiser for purposes of its evaluation hereunder. Each of RCN-Sub and BecoCom shall have full access to each Appraiser's work papers. Each Appraiser will be directed to comply with the provisions of this Section 2, and to that end each party will provide to its respective Appraiser a complete and correct copy of this Section 2 (and the definitions of capitalized terms used in this Section 2 that are defined elsewhere in this Agreement).

                  (iii) Fair Market Value Determination.  The Fair Market
                        Value of the Minority Member's Interest shall be determined on the basis of the Appraisers'
                        Certificates in accordance with the provisions of this subparagraph (iii), provided, that there shall be no "controlling interest premium" if the Majority
                        Member's Interest has a Sharing Ratio of less than 66 2/3% nor any "minority interest discount" if the Minority Member's Interest has a Sharing Ratio of greater than 33 1/3%. The higher of the values set forth on the Appraisers' Certificates is hereinafter referred to as the "Higher Value," and the lower of such values is hereinafter referred to as the "Lower
                        Value."   If the Higher Value is not more than 110% of
                        the Lower Value, the Fair Market Value of the Minority Member's Interest will be the arithmetic average of the Higher Value and the Lower Value. If the Higher Value is more than 110% of the Lower Value, a third appraiser shall be selected in accordance with the provisions of subparagraph (iv) below, and the Fair Market Value of the Minority Member's Interest will be determined in accordance with the provisions of subparagraph (v) below.

                  (iv) Selection of and Procedures for Third Appraiser. If the Higher Value is more than 110% of the Lower Value, within seven days thereafter the RCN-Sub Appraiser and the BecoCom Appraiser shall agree upon and jointly designate a third Appraiser (the "Third Appraiser"). If the RCN-Sub Appraiser and the BecoCom Appraiser cannot agree upon a Third Appraiser within seven days, the Third Appraiser shall be chosen by the American Arbitration Association in Boston, Massachusetts. The RCN-Sub Appraiser and BecoCom Appraiser shall direct the Third Appraiser to determine the Fair Market Value of the Minority Member's Interest (the "Third Value") in accordance with the provisions of subparagraph (ii) above, and to deliver to both RCN-Sub and BecoCom an Appraiser's Certificate on or before the 30th day after the designation of such Appraiser hereunder. The Third Appraiser will be directed to comply with the provisions of this Section 2, and to that end of the parties will provide to the Third Appraiser a complete and correct copy of this Section 2 (and the definitions of capitalized terms used in this Section 2 that are defined elsewhere in this Agreement).

                  (v) Alternative Determination of Fair Market Value. Upon the delivery of the Appraiser's Certificate of the Third Appraiser, the Fair Market Value of the Minority Member's Interest will be determined as provided in this subparagraph (v). The Fair Market Value of the Minority Member's Interest will be (w) the Lower Value, if the Third Value is less than the Lower Value, (x) the Higher Value, if the Third Value is greater than the Higher Value, or (y) the arithmetic average of the Third Value and either the Higher Value or the Lower Value (whichever is closer to the Third Value) if the Third Value falls within the range between (and including) the Lower Value and the Higher Value.

                  (vi) Costs. Each of RCN-Sub and BecoCom will bear the cost of the Appraiser designated by it or on its behalf.
                        If the Higher Value is not more than 115% of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, each of RCN-Sub and BecoCom shall bear 50% of the cost of the Third Appraiser, if any; otherwise, the party whose Appraiser's determination of Fair Market Value of the Minority Member's Interest is further away from the Third Value shall bear the entire costs of the Third Appraiser. Each of RCN-Sub and BecoCom agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

                  (vii) Conclusive Determination.  To the fullest extent
                        provided by law, the determination of the Fair Market Value of the Minority Member's Interest made pursuant to this Section 2 shall be final and binding on the Company, RCN-Sub and BecoCom, and such determination shall not be appealable to or reviewable by any court or arbitrator.

            (d) RCN Operating shall continue to manage the Company, on the terms set forth herein, until such time as BecoCom, on behalf of the Company, furnishes an Objection Notice to RCN Operating, pursuant to this Section 2, and any dispute in connection therewith is resolved.

            (e) In the event that RCN-Sub and its Affiliates which own an Interest in the Company sell, assign, transfer or otherwise dispose of such Interest (a "Sale") other than to a Wholly-Owned Affiliate (as defined in the Operating Agreement) prior to the expiration of the Term, the Term shall terminate upon the effective date of such Sale (the "Effective Date"), unless BecoCom elects, on behalf of the Company, to extend the Term, in which case the Term shall continue for an additional two years after the Effective Date.

      3.    Services.

            (a) Scope of Services. Subject to the terms and conditions of this Agreement and the Operating Agreement including, without limitation, Sections 7.1, 7.8 and 7.10 thereof, RCN Operating shall, on a timely and efficient basis, manage, and shall have sole power to manage, all aspects of the Company's day to day operations consistent with the provisions of the Operating Agreement. RCN Operating shall have the power and authority to do those things necessary or, in RCN Operating's judgment, appropriate to conduct, operate and manage the business of the Company, including, but not limited to, the power and authority to:

                  (i) direct, endorse and deposit all checks and other funds, collect revenues, and take such other actions (including the establishment of the Company bank accounts with signatories designated by RCN Operating) regarding the collection and handling of checks and other funds owed, owned or held by or on behalf of the Company;

                  (ii) produce checks and pay all obligations of the Company (by check or otherwise), including without limitation, normal operating expenses, extraordinary expenses, required interest and principal payments on debt, and obligations owed to RCN Operating hereunder;

                  (iii) negotiate or renegotiate and execute business
                        contracts for the conduct of the Company's business operations and construction and maintenance activities connected therewith except for this Agreement and the other Basic Agreements (as defined in the Operating Agreement);

                  (iv) subject to the last sentence of this Subsection 3(a), resolve contractual and other disputes which may arise in the ordinary course of the Company's business, except for any dispute relating to the Basic Agreements;

                  (v) retain attorneys, engineers, consultants and other professionals;

                  (vi) establish and maintain books and records to enable financial statements to be prepared, as and when required, in accordance with generally accepted accounting principles;

                  (vii) under the direction of the Tax Matters Partner (as
                        defined in the Operating Agreement) prepare, or cause to be prepared, and file all periodical and other required reports of governmental and regulatory agencies, including tax returns, and perform all related administrative functions;

                 (viii) perform all aspects of managing the daily operation of the Company's business, including, without limitation, engaging, instructing and supervising all personnel necessary in the judgment of RCN Operating, and establishing and maintaining all records relative to the operation thereof;

                  (ix) select and price all services provided or to be provided to customers of the Company;

                  (x) oversee all advertising, marketing and sales and public relations programs, engage and appoint advertising, marketing and public relations agencies and consultants;

                  (xi) execute all instruments of any kind or character which, in RCN Operating's discretion, shall be deemed necessary or appropriate in connection with the conduct, operation and management of the Company's business, including the procurement of insurance of such types and in such amounts as RCN Operating shall deem appropriate;

                  (xii) maintain continuing contact with federal, state and
                        local governmental officials regarding any rights and licenses of the Company which require periodic review and renegotiation; and

                 (xiii) perform any and all other acts as may reasonably be necessary or appropriate to carry out the duties and responsibilities of RCN Operating contemplated hereunder, whether or not specifically enumerated herein.

Notwithstanding anything to the contrary in this Subsection 3(a), RCN Operating's powers and authority shall not extend to any company action which, pursuant to applicable law or the Operating Agreement, requires the approval or authorization of the Company's Members (as defined in the Operating Agreement), including, without limitation, any "Fundamental Business Actions" delineated in Section 7.8 of the Operating Agreement.

            (b) Access. RCN Operating and BecoCom shall have full and unrestricted access to all books and records of the Company and its subsidiaries, if any, including without limitation:

                  (i) All contracts, agreements, governmental and regulatory filings;

                  (ii) All accounting documentation including financial statements, books and records, audit reports and other documents;

                  (iii) All tax returns, both federal and state, and related schedules;

                  (iv) All debt agreements or instruments, including pledge and security agreements and related documents;

                  (v) All customer lists, billing records and histories, accounts receivable records and other reports used in connection with the Company's business;

                  (vi)  All minute books;

                  (vii) All personnel records;

                 (viii) All files relative to both pending and threatened
                        litigation proceedings, including management's assessment of liability;

                  (ix) All franchise documents and other governmental authorizations relative to the Company's business;

                  (x) A complete list of all real property owned or leased and a detailed schedule of fixed assets; and

                  (xi) Any other contracts, documents, statements, returns, lists, books, files or documentation deemed necessary by RCN Operating in order to fulfill its obligations under this Agreement.

            (c) RCN Operating Personnel. RCN Operating, at its option, may furnish the services of any RCN Operating personnel or Affiliates as RCN Operating may from time to time deem necessary or appropriate to perform its obligations hereunder and such personnel or Affiliates shall have the duties assigned to them by RCN Operating.

            (d) Employees of RCN Operating; No Benefits. The parties acknowledge and agree that: (i) by furnishing the services of RCN Operating personnel to the Company, RCN Operating is functioning as an independent contractor to the Company; (ii) the personnel provided by RCN Operating shall remain employees of RCN Operating, and RCN Operating retains the right (subject to the terms hereof) to direct and control the performance of all RCN Operating employees; (iii) RCN Operating is solely responsible for the payment of salary, employee benefits and all other compensation due to RCN Operating personnel rendering services to the Company, and for all applicable federal, state and local tax withholding with respect to compensation and benefits payable to them under this Agreement or otherwise; and (iv) the compensation to RCN Operating set forth in Section 4 shall be exclusive and RCN Operating personnel shall not participate in or be eligible to participate in any compensation or benefit plan or perquisite of the Company.

            (e) Notwithstanding anything to the contrary, if BecoCom believes that it is capable of providing to the Company certain support and administrative services in a more efficient and economical manner than RCN Operating or any third party provider chosen by RCN Operating, then RCN Operating and BecoCom shall consider in good faith the use of BecoCom or its Affiliates as a provider of such services.

            (f) Any contract between RCN Operating and any of its Affiliates for the provision of services to the Company shall be on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

      4. Fees. Fees, including incentive compensation, for RCN Operating's services hereunder shall be determined as part of the annual budgeting process for the Company.

            (a) From the date hereof until December 31, 1998, RCN Operating shall be reimbursed by the Company only for all of its reasonable direct and indirect costs allocable in good faith to the Company in connection with its provision of management services hereunder provided, however, that RCN Operating and its Affiliates shall use their best efforts to minimize such indirect allocable costs; the Company and BecoCom shall have reasonable access to the books and records of RCN Operating to verify such costs.

            (b) Not later than October 1, 1998, RCN Operating and the Company will enter into discussions in order to reach an agreement on performance-based incentive compensation to be effective starting January 1, 1999 through the end of the Term and to be paid to RCN Operating as earned in addition to the reimbursement of RCN Operating's reasonable direct and indirect costs. Such performance-based incentive compensation shall be based on such factors as number of subscribers, operating cash flow, and other or different factors as the parties shall agree.

The amounts payable pursuant to this Section 4 shall constitute the exclusive compensation payable to RCN Operating for its services provided under this Agreement and for the services provided by the RCN Operating personnel hereunder, and no other compensation or consideration shall be payable to RCN Operating or any other individual provided by RCN Operating in connection with the services provided hereunder, except as otherwise expressly provided in this Agreement.

      5. Expense Reimbursement. To the extent not otherwise reimbursed pursuant to Section 4 hereof, RCN Operating shall be entitled to be reimbursed by the Company from time to time (but not more frequently than monthly) for reasonable out-of-pocket business expenses incurred by its employees and others working on its behalf, including expenses in connection with bona fide business travel on behalf of the Company, upon presentation from time to time of an itemized written account of such expenses.

      6. Representations and Warranties. Each of the parties hereto represents and warrants to the other that, as of the date hereof:

            (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed;

            (b) it has the power and authority to execute, deliver and perform its obligations under this Agreement; and such execution, delivery, performance and consummation have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies;

            (c) the execution, delivery and performance by it of this Agreement (i) do not contravene any provision of its organizational documents;
(ii) do not violate or conflict with any law, regulation or contractual restriction to which it is subject; and (iii) shall not result in the creation of, or violate or conflict with, any lien, mortgage, pledge, security interest or any other encumbrance upon or with respect to any of its properties;

            (d) no consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby; and

            (e) there is no action, suit, proceeding or investigation pending, or, to its knowledge, threatened, against or affecting it or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs its ability to enter into this Agreement, or to consummate the transactions contemplated hereby.

      7. Representation and Warranty of RCN Operating. RCN Operating represents and warrants to the Company that it has the requisite knowledge, experience and resources to fulfill its obligations under this Agreement.

      8. Covenants of the Company. The Company hereby covenants that it will, and will cause its officers, managers, agents and representatives to, cooperate fully with RCN Operating in its performance of its obligations under this Agreement and to otherwise act at all times in a manner consistent with this Agreement.

      9.    Indemnification.

            (a) Subject to paragraph (c) below, the Company shall indemnify RCN Operating and all of its Affiliates and their respective officers, directors, shareholders, employees, representatives, agents or consultants performing services for or on behalf of the Company (collectively, the "Indemnified Parties") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or on behalf of RCN Operating or BecoCom) caused by, relating to, based upon or arising out of such Indemnified Party's acceptance of or the performance or non-performance of obligations under this Agreement against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with such action, suit or proceeding if he or it acted in good faith and in a manner he or it reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Party did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful, provided, however, that such indemnification shall not be applicable to any action, suit or proceeding in which it is finally adjudicated that any damages awarded in, or liability incurred as a result of the facts and circumstances underlying, such action, suit or proceeding were directly and primarily caused by the gross negligence of the Indemnified Party.

            (b) Subject to paragraph (c) below, the Company shall indemnify any Indemnified Party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of RCN Operating or BecoCom to procure a judgment in its favor by reason of such Indemnified Party's acceptance of or the performance or non-performance of obligations under this Agreement against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him or it in connection with the defense or settlement of such action or suit if he or it acted in good faith and in a manner he or it reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            (c) Any indemnification under this Section 9 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnified Party is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) above. Such determination shall be made by independent legal counsel in a written opinion. To the extent, however, that an Indemnified Party has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

            (d) For purposes of any determination under this Section 9, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this paragraph (d) shall mean any entity which such person is or was serving at the request of the Company.

            (e) Notwithstanding the foregoing, any Indemnified Party may apply to any court of competent jurisdiction in the Commonwealth of Massachusetts for indemnification to the extent otherwise permissible under paragraph (a) above by reason of the fact that he has met the applicable standard of conduct. If successful, in whole or in part, the Indemnified Party seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

            (f) Expenses incurred by an Indemnified Party in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition thereof upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 9.

            (g)   The indemnification and advancement of expenses in this
Section 9 shall not be deemed exclusive of any other rights which may apply, it being the policy of the Company that indemnification of the persons specified in paragraph (a) above shall be made to the fullest extent permitted by law. The provisions of this Section 9 shall not preclude the indemnification of any person who is not specified herein but whom the Company has the power or obligation to indemnify under the Act, or otherwise.

            (h) The indemnification and advancement of expenses provided by this Section 9 shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of an Indemnified Party.

      10. Confidentiality. Each of the parties hereto will hold, and will use its reasonable, good faith efforts to cause its respective shareholders, partners, members, directors, officers, employees, accountants, counsel, consultants, agents and financial or other advisors (collectively "Agents") to hold, in confidence, all information (whether oral or written), including this Agreement and the documents contemplated herein, concerning the transactions contemplated by this Agreement furnished to such party by or on behalf of any other party in connection with such transactions, unless legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process, or by order of a court or tribunal of competent jurisdiction, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other regulatory authority, or by requirements of any securities law or regulation or other legal requirement) to disclose any such information or documents, and except to the extent that such information or documents can be shown to have been (a) previously known on a nonconfidential basis by such party, (b) in the public domain through no fault of such party or (c) acquired by such party on a nonconfidential basis from sources not known by such party to be bound by any obligation of confidentiality in relation thereto. Notwithstanding the foregoing provisions of this Section 10, each party may disclose such information to its Agents in connection with the transactions contemplated by this Agreement so long as such Agents are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially and to certain governmental agencies in connection with the procurement of the governmental authorizations contemplated by this Agreement. The obligation of each party to hold any such information in confidence shall be satisfied if such party exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each party will, and will use its reasonable, good faith efforts to cause its respective Agents and lenders to destroy or deliver to the other party, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party hereto in connection with this Agreement that are subject to such confidence.

      11.   Termination.

            (a) Either party may terminate this Agreement in the event of a Default (as hereinafter defined) by the other (unless such default is caused by the party seeking to terminate this Agreement), provided that the non-defaulting party so advises the defaulting party in writing of the event of Default and the defaulting party has not cured, nor commenced the diligent pursuit of the cure of, the Default within 60 days after written notice thereof is received. Except as otherwise provided by this Agreement, such termination shall be effective upon the expiration of the 60 day period immediately following receipt of notice of Default by the defaulting party.

            (b) Termination regardless of cause or nature shall be without prejudice to any other rights or remedies of the parties and shall be without liability for any loss or damage occasioned thereby. Termination of this Agreement for any cause shall not release either party hereto from any liability which at the time of termination has already accrued to the other party hereto or which thereafter may accrue in respect of any act or omission prior to termination, or from any obligation which is expressly stated herein to survive termination.

            (c) The term "Default" is defined to include: (i) the initiation of bankruptcy or receivership proceedings with respect to a party (which are not dismissed within 60 days), execution of a general assignment for the benefit of creditors or any other transfer or assignment of a similar nature or otherwise seeking relief under any applicable bankruptcy reorganization, moratorium or similar debtor relief laws (it being understood that the execution of any third-party financing agreements shall not constitute a Default hereunder) or (ii) a material breach of any of the other terms or conditions hereof.

      12.   General.

            (a) Amendment. No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by each of the parties hereto.

            (b) Binding Agreement; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement may be assigned by RCN Operating to any of its Affiliates so long as RCN Operating remains bound by for the obligations hereunder. This Agreement may not be assigned by the Company.

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts-of-laws principles.

            (d) Severability. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

            (e) Notices. All notices, requests and other communications hereunder shall be deemed to have been duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail, postage prepaid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation), to such party at its address set forth below or to such other address as such party may at any time, or from time to time, direct by notice given in accordance with this Section 12(e).

            If to RCN Operating:

            c/o RCN Telecom Services, Inc.
            419 Boylston Street
            Boston, Massachusetts 02199
            Fax:  (617) 267-3499
            Attention: General Manager

            and

            C-TEC Corporation
            105 Carnegie Center
            Princeton, New Jersey 08540
            Fax:  (609) 734-0974 and (609) 734-3830
            Attention: Michael J. Mahoney and Raymond B. Ostroski, Esq.

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022
            Fax:  (212) 735-2000
            Attention:  Stephen M Banker, Esq.

            If to BecoCom:

            800 Boylston Street
            Boston, Massachusetts 02199
            Fax:  (617) 424-2733
            Attention:  Richard S. Hahn, Vice President
            Neven Rabadjija, Esq., Assistant General Counsel

            with a copy to:

            Davis, Malm & D'Agostine, P.C.
            One Boston Place
            Boston, Massachusetts 02108
            Fax:  (617) 227-3732
            Attention:  Andrew B. White, Esq.

            If to the Company:
            RCN-BecoCom, LLC
            419 Boylston Street
            Boston, Massachusetts  02199
            Fax: (617) 267-3499
            Attention:  General Manager

The date of delivery of any such notice, request or other communication shall be the earlier of (i) the date of actual receipt, (ii) three business days after such notice, request or other communication is sent if sent by certified or registered mail, (iii) if sent by courier who guarantees next business day delivery the business day next following the day such notice, request or other communication is actually delivered to the courier or (iv) the day actually telecopied.

            (f) Entire Agreement. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior discussions and understandings.

            (g) Specific Performance. The parties agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a party may have under this Agreement, at law or in equity.

            (h) Interpretation. In the event of any dispute concerning the construction or interpretation of this Agreement or any ambiguity hereof, there shall be no presumption that this Agreement or any provision hereof be construed against the party who drafted this Agreement.

            (i) Enforcement. In the event of any material breach of this Agreement by RCN Operating, BecoCom shall have the authority, acting as agent for the Company, to enforce this Agreement against RCN Operating.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    RCN OPERATING SERVICES, INC.


                                    By
                                       -----------------------------------
                                        Name:
                                        Title:


                                    RCN-BECOCOM, LLC


                                    By
                                       -----------------------------------
                                        Name:
                                        Title:


                                    BECOCOM, INC.


                                    By
                                       -----------------------------------
                                        Name:
                                        Title: